                                LIMITED GUARANTEE

                  LIMITED GUARANTEE, dated as of August 20, 1996 (the "Guarantee"), from Jacques Benquesus, an individual residing in the City of Jerusalem, Israel (the "Guarantor"), to Coutts & Co AG, New York Branch, a Swiss bank licensed to conduct a banking business by the State of New York, its successors and assigns (the "Bank").

                  WHEREAS, the Guarantor has agreed pursuant to an agreement dated August 19, 1996 between the Guarantor and the Bank (the "Master Agreement"), to enter into this agreement of limited guarantee with the Bank in order to induce the Bank to enter into certain loan agreements (the "Loan Agreements") dated as of the date hereof between the Bank and each of Larry H. Weltman, John M. Wiseman and the Guarantor (each a "Borrower" and, collectively, the "Borrowers") for the extension of credit provided for therein (each a "Guaranteed Loan" and collectively the "Guaranteed Loans") and in consideration of the Bank agreeing not to effect the sale of certain property of the Guarantor currently held by the Bank as security for certain indebtedness which is currently in default;

                  AND WHEREAS, the Bank is unwilling to enter into the Loan Agreements or forbear from effecting the sale of the Guarantor's property unless the Guarantor enters into this Guarantee.

                  NOW, THEREFORE, in order to induce the Bank to enter into the Loan Agreements and to extend the Guaranteed Loans and to consummate the transactions contemplated thereby and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, the Guarantor hereby agrees as follows:

1.                GUARANTEE:

         (a) Subject to Section 3 hereof, the Guarantor unconditionally and irrevocably guarantees to the Bank, the due and punctual performance of and compliance by each of the Borrowers with all obligations, covenants, warranties, undertakings and conditions contained in or arising under the Loan Agreements including but not limited to, the full and punctual payment by the Borrowers, when due, whether at the stated due date, by acceleration or otherwise, of any and all, obligations, liabilities, indebtedness and other amounts of every kind arising under the Loan Agreements or in respect of the Guaranteed Loans (whether principal, interest (after as well as before default) fees, premiums or penalties), all amounts in respect of indemnities provided for in the Loan Agreements, and all damages (whether provided for in the Loan Agreements or otherwise permitted by law) in respect of a failure or refusal by any Borrower to make any such payment,howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Bank (all the foregoing obligations and undertakings are collectively referred to herein as the "Obligations").

         (b) Except as otherwise provided in Section 3 hereof, this Guarantee is an absolute and unconditional guarantee of performance and payment when due under the Loan Agreements and not of collection of any indebtedness contained in or arising under the Loan Agreements. This Guarantee is in no way conditioned upon any attempt to collect from a Borrower or upon any other event or contingency except as otherwise provided in Section 3 hereof, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of the Obligations, or of any term thereof. If for any reason any Borrower shall fail or be unable duly and punctually to pay any amount when due under a Loan Agreement, the Guarantor will forthwith pay the same immediately upon demand, subject to Section 3 hereof.

         (c) If any Obligation, or any part thereof shall be terminated as a result of the rejection thereof by any trustee, receiver or agent of a Borrower or any of his property in any bankruptcy, insolvency or similar proceeding, the Guarantor's obligations hereunder shall continue to the same extent as if such Obligation had not been so rejected. The Guarantor agrees that this Guarantee, up to and including the full amount of the Guarantee Limit (as defined in Section 3), shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Bank of the Obligations or any part thereof is rescinded or must otherwise be returned by the Bank upon the insolvency or bankruptcy of a Borrower, or otherwise, as though such payment to the Bank had not been made (hereinafter referred to as a "Recapture Event").

         (d) The Guarantor shall pay all reasonable costs, expenses and damages incurred (including, without limitation, attorneys' fees and disbursements) in connection with the enforcement of the obligations of the Guarantor under this Guarantee and, subject to Section 3 hereof, in connection with the enforcement of the Obligations only to the extent that such costs, expenses and damages are not paid by a Borrower pursuant to the respective documents pursuant to which the Obligations were created or otherwise.

2. NATURE OF GUARANTEE: Except as otherwise provided in Section 3 hereof, the obligations of the Guarantor hereunder shall be continuing and unlimited, shall not be subject to any counterclaim, set-off, deduction or defence (other than payment or performance) based upon any claim the Guarantor may have against the Bank or a Borrower or any other corporation, individual, partnership, association, organization, trust, trustee, executor, administrator or other legal representative(each a "Person") and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by any circumstance or

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condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defence including, but not limited to, (a) any express or implied amendment or modification of or supplement to any of the Loan Agreements or any other agreement referred to in any thereof, or any other instrument applicable to any Borrower or to the Obligations, or any part thereof, or any assignment or transfer of any thereof; (b) any failure on the part of any Borrower to perform or comply with any of the Loan Agreements or in respect of any of the Guaranteed Loans, or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under any of the Loan Agreements or in respect of any of the Guaranteed Loans, or any other agreement as aforesaid, or this Guarantee, whether or not the Bank, any Borrower or the Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency or similar proceeding with respect to the Guarantor or any Borrower, or the Guarantor's or the Borrowers' respective properties or their creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release or non-perfection of any security (and the Guarantor authorizes the Bank to furnish, accept or release said security); (f) any limitation on the liability of any Borrower or any obligations of a Borrower under any of the Loan Agreements (other than any limitation expressly provided for therein or herein) or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of any of the Loan Agreements, or any term of any thereof;
(g) any lien, charge or encumbrance on or affecting the Guarantor's or any of the Borrowers' respective assets and properties; (h) any act, omission or breach on the part of the Bank under any of the Loan Agreements, or any other agreement at any time existing between the Bank and any Borrower or any other law, governmental regulation or other agreement applicable to the Bank or any Obligation; (i) any claim as a result of any other dealings among the Bank, the Guarantor or any Borrower or any of them; (j) the assignment of the Guaranteed Loans by the Bank to any other Person, or the assignment of this Guarantee by the Bank to any other Person; or (k) any change in the name of the Bank, any Borrower or any other Person referred to herein.

                  The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against him to the full extent of all of his assets and properties, subject to the limitation that in no event shall the Guarantor be required to pay pursuant to this Guarantee any amount, in the aggregate, in excess of the Guarantee Limit (as defined in Section 3 hereof).

3. GUARANTEE LIMIT: The Guarantee limit (the "Guarantee Limit") shall be $10,000,000, which Guarantee Limit shall be subject to reduction as provided in the immediately succeeding sentence; provided, however, that the Guarantee Limit shall not apply to and shall in no way limit the obligation of the Guarantor to pay costs, expenses and damages incurred in connection with the enforcement of the obligations of the Guarantor under this Guarantee as required by Subsection 1(d) hereof. Notwithstanding anything in this Guarantee or the Security (as defined in the Loan Agreements) to the contrary, (x) subject only to the occurrence of a Recapture Event, the Guarantee Limit shall be reduced by $1,000,000 for every $3,000,000 in principal repaid under the Guaranteed Loans (and in this respect, no partial reductions will be made and no $1,000,000 reduction in the Guarantee Limit will be made until the $3,000,000 in principal giving rise to such reduction has been repaid in full), and shall terminate and be of no further force or effect at such time as at least $30,000,000 in principal amount of the Guaranteed Loans has been repaid and (y) if after the occurrence of an Event of Default (as defined in the Loan Agreements), the Bank elects to exercise any of its rights or remedies to seek payment of the Guaranteed Loans and/or any other Obligation, the Bank agrees that it shall exercise any such right or remedy in the following order (i) first, the Bank shall (unless stayed or prevented from doing so by law or court order) sell or otherwise realize upon the securities held under the Banks Purchased Share Pledge (as such term is defined in the Master Agreement); (ii) second, the Bank shall (unless stayed or prevented from doing so by law or court order) sell or otherwise realize upon the securities held under the Amended Banks Pledge (as such term is defined in the Master Agreement); (iii) third the Bank shall (unless stayed or prevented from doing so by law or court order) exercise any right of set-off as provided in Section 10.4 of the Loan Agreements; and (iv) fourth, but only to the extent of any remaining deficiency, the Bank shall make a demand for payment pursuant to this Guarantee. Any sales by the Bank of any portion of the Security will be deemed to have been made in a commercially reasonable manner satisfactory to the Guarantor if such sales have been effected within the parameters set forth in Article 3 of the Master Agreement.

4. WAIVER: The Guarantor unconditionally waives: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guarantee, or the creation, renewal, extension, modification or accrual of the Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonour, protest, nonpayment of any damages or other amounts payable under any of the Loan Agreements; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under any of the Loan Agreements or in respect of any of the Guaranteed Loans, including without limitation, diligence in collection or protection of or realization upon the Obligations or any part thereof or any of the Security; (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by a Borrower under any of the Loan Agreements; (f) the occurrence of every other condition precedent to which the Guarantor or any Borrower may otherwise be entitled; and (g) except as otherwise provided in
Section 3 hereof, the right to require the Bank to proceed against any Borrower or any other Person liable on the Obligations, to proceed against or exhaust any security held from any Borrower or any other Person, or to pursue any other remedy in the Bank's power whatsoever, and the Guarantor hereby waives the right to have the property of any Borrower first applied to the discharge of the Obligations.

                  Subject to Section 3 hereof, the Bank may, at its election, exercise any right or remedy it may have, including, without limitation, the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Obligations have been paid, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against any of the Borrowers or any such security, whether resulting from such election by the Bank or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of each of the Borrowers or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of any Borrower to the Bank for the Obligations.

                  The Guarantor understands that the Bank's exercise of certain rights and remedies contained in the Loan Agreements may affect or eliminate the Guarantor's rights of subrogation against the Borrowers and that the Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless, the Guarantor hereby authorizes and empowers the Bank, its successors, endorsees and/or assignees, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of the Guarantor that his obligations hereunder shall be absolute, independent and unconditional under any and all circumstances, except as described in Section 3 hereof.

                  The Guarantor assumes the responsibility for being and keeping informed of the financial condition of each of the Borrowers and of all other circumstances bearing upon the risk of nonpayment of the Obligations and agrees that the Bank shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstances. The Guarantor acknowledges that the Bank has not made any representation to the Guarantor concerning the financial condition of the Borrowers.

5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR: The Guarantor represents and warrants to the Bank that:

         (a) Enforceable Obligations: No consent of any other Person (including, without limitation, creditors of the Guarantor), and no authorization of, notice to, or other act by or in respect of the Guarantor by or with any governmental authority, agency or instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee. This Guarantee has been duly executed and delivered by the

         Guarantor and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         (b) No Legal Bar: The execution, delivery and performance by the Guarantor of this Guarantee will not violate any provision of any existing law or regulation applicable to the Guarantor or of any award, order or decree applicable to the Guarantor of any court, arbitrator or governmental authority, or of any security issued by the Guarantor or of any mortgage, indenture, lease, contract or other agreement or undertaking to which the Guarantor is a party or by which the Guarantor or any of his properties or assets may be bound.

         (c) No Material Litigation: There is no action, suit, proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best knowledge of the Guarantor, threatened against or affecting the Guarantor or any of his property or rights which questions the enforceability of this Guarantee or which, if adversely determined, would have a material adverse impact on the financial condition or business of the Guarantor or, which if adversely determined, could reasonably be expected to materially impair the ability of the Guarantor to perform his obligations hereunder, except as disclosed in
         Schedule 5(c) hereto.

6. PAYMENT: A payment by the Guarantor to the Bank under this Guarantee shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim; provided that, no such payment shall be deemed a waiver of any rights the Bank may have. If the Guarantor is required by any applicable law to make a deduction or withholding for or on account of any tax for any payment to be made to the Bank under this Guarantee, the Guarantor will pay to the Bank such additional amount so that the amount actually received by the Bank equals the full amount the Bank would have received had no such deduction or withholding been required, provided, however, that in no event shall the Guarantor be liable to make any payment to the Bank in excess of the then applicable Guarantee Limit as described in Section 3 hereof.

7. PARTIES: This Guarantee shall inure to the benefit of the Bank and its successors, assigns or transferees, and shall be binding upon the Guarantor and his successors and assigns. The Guarantor may not delegate any of his duties under this Guarantee without the prior written consent of the Bank or any Person to whom the Bank has assigned this Guarantee. Upon notice to the Guarantor, the Bank and its successors, assigns and transferees may assign its or their rights and benefits under this Guarantee to any financial institution.

8. NOTICES: All notices, demands and other communications between the Bank and the Guarantor under this Guarantee shall be in writing and shall be delivered or sent to the address or telecopier number shown below, or to such other address or telecopier number as either of us may by written notice to the other have designated for such purpose. Any such notice, demand or other communication shall not be effective until actually received.

         If to the Bank:                   Coutts & Co AG, New York Branch
                                           65 East 55th Street
                                           New York, NY  10022

                  Attention:               Mr. Mario Economou, Vice President

                  Telecopier:              (212) 303-2929
                  Telephone:               (212) 303-2971

         With a copy to the
         Bank's New York
         counsel:                          Rogers & Wells
                                           200 Park Avenue
                                           New York, New York  10166-0153

                  Attention:               Mr. Alan M. Christenfeld, Esq.

                  Telecopier:              (212) 878-8375
                  Telephone:               (212) 878-8000

         And a copy to the
         Bank's Ontario
         counsel:                          Osler, Hoskin & Harcourt
                                           280 Park Avenue - 30W
                                           New York, New York  10017

                  Attention:               Mr. John W. Stevens, Esq.

                  Telecopier:              (212) 867-5802
                  Telephone:               (212) 867-5800

         If to the Guarantor:              Mr. Jacquese Benquesus
                                           c/o Gaming Lottery Corporation
                                           160 Nashdene Road
                                           Scarborough, Ontario
                                           M1V 4C4

                  Telecopier:              (416) 754-8441
                  Telephone:               (416) 292-5963

         With a copy to the
         Guarantor's New York
         counsel:                          Proskauer Rose Goetz & Mendelsohn LLP
                                           1585 Broadway
                                           New York, NY  10036

                  Attention:               Mr. Jack Jackson, Esq.

                  Telecopier:              (212) 969-2900
                  Telephone:               (212) 969-3000

         And a copy to the
         Guarantor's Ontario
         counsel:                          Goldman, Spring, Schwartz & Kichler
                                           Suite 700
                                           40 Sheppard Avenue West
                                           North York, Ontario
                                           M2N 6K9

                  Attention:               Mr. Joseph Maierovits, Esq.

                  Telecopier:              (416) 225-4805
                  Telephone:               (416) 225-9400

9. REMEDIES: The Guarantor stipulates that the remedies at law in respect of any default or threatened default by the Guarantor in the performance of or compliance with any of the terms of this Guarantee are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

10. RIGHTS TO DEAL WITH THE BORROWERS: At any time and from time to time, without terminating, affecting or impairing the validity of this Guarantee or the obligations of the Guarantor hereunder, the Bank may deal with the Borrowers, or any of them, in the same manner and as fully and as if this Guarantee did not exist and shall be entitled, among other things, to grant any Borrower, without notice or demand and without affecting the Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of payment or any part thereof contained in or arising under any of the Loan Agreements, or to waive any obligation of any Borrower to perform any act or acts as the Bank may deem advisable.

11. SUBROGATION: The Guarantor irrevocably waives any and all rights to which he may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

12. GUARANTOR'S COVENANTS: The Guarantor hereby covenants and agrees that until the Obligations and all obligations of the Guarantor under this Guarantee have been paid or discharged in full:

         (a) Compliance with Law: The Guarantor shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over his or such Person's business, as the case may be, except (i) such noncompliance as could not materially adversely affect the financial condition or business of the Guarantor and such Persons, taken as a whole, or (ii) such noncompliance as is being contested in good faith by appropriate proceedings.

         (b) Payment of Taxes: The Guarantor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon him or such Person or upon his or such Person's income or properties, as the case may be, prior to the date on which penalties attach thereto, except to the extent that (i) any such tax, assessment, charge or levy is being contested in good faith by appropriate proceedings and, in the case of such Person, adequate reserves therefor have been established by such Person, as the case may be, or (ii) the failure so to pay or discharge any such tax, assessment, charge or levy could not materially adversely affect the financial condition or business of the Guarantor.

13. SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.: All representations, warranties, covenants and agreements made herein and in statements or certificates delivered under this Guarantee (collectively, the "Operative Provisions") shall survive any investigation or inspection made by or on behalf of the Bank and shall continue in full force and effect until all of the obligations of the Guarantor under this Guarantee shall be fully performed in accordance with the terms hereof, and until the payment in full of all sums payable under each of the Loan Agreements. The Operative Provisions shall terminate and be of no force or effect at such time as at least $30,000,000 of the principal amount of the Guaranteed Loans has been repaid; provided, however, that the Operative Provisions shall continue to be effective or be reinstated, as the case may be, if, at any time, a Recapture Event shall have occurred and, as a result thereof, the principal amount of the Guaranteed Loans repaid less any amounts required to be rescinded or returned by the Bank is less than $30,000,000.

14. GOVERNING LAW AND CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL:

         (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (b) SUBJECT ONLY TO THE EXCEPTION SET FORTH IN THE NEXT SENTENCE, EACH OF THE GUARANTOR AND THE BANK HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK SITTING IN THE CITY AND COUNTY OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE GUARANTOR AND THE BANK OR THE CONDUCT OF ANY PARTY HERETO IN CONNECTION WITH THIS GUARANTEE OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THIS GUARANTEE.

         (c) THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO HIM AT HIS ADDRESS SET FORTH IN SECTION 8 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS OR, AT THE BANK'S OPTION, BY SERVICE UPON THE GUARANTOR'S NEW YORK COUNSEL AT ITS ADDRESS SET FORTH IN
                  SECTION 8 HEREOF, WHICH COUNSEL THE GUARANTOR HEREBY IRREVOCABLY APPOINTS AS HIS AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF NEW YORK. THE GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

         (d) EACH OF THE GUARANTOR AND THE BANK HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
                  (I) ARISING UNDER THIS GUARANTEE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED

                  OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS GUARANTEE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE GUARANTOR AND THE BANK EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) NOTHING IN THIS SECTION 14 SHALL AFFECT THE RIGHTS OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHTS OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR HIS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         (f) EACH OF THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

15. MISCELLANEOUS: If any term of this Guarantee or any application thereof shall be invalid or unenforceable, the remainder of this Guarantee and any other application of such term shall not be affected thereby. Any term of this Guarantee may be amended, waived, discharged or terminated only by an instrument in writing signed by the Guarantor and the Bank. The headings in this Guarantee are for purposes of reference only and shall not limit or define the meaning hereof. This Guarantee may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Guarantee may be executed by faxed signature with the same effect as an originally executed copy.

16. CONFIDENTIALITY: This Guarantee shall be subject to the provisions of the Master Agreement regarding confidentiality.

                  IN WITNESS WHEREOF, the undersigned have caused this Guarantee to be executed and delivered as of the day and year first above written.



                                                     /s/ Jacques Benquesus
                                                     ---------------------------
                                                     MR. JACQUES BENQUESUS


Acknowledged and Agreed:

COUTTS & CO AG, NEW YORK BRANCH


By: /s/ Peter Cawdron
    -------------------------
    Name:
    Title: